EXHIBIT 10.59
EXECUTION COPY
FIRST AMENDMENT TO
THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT
January 5, 2016

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054

Ladies and Gentlemen:

Reference is hereby made to the Second Amended and Restated Limited Liability Company Operating Agreement of IM Flash Technologies, LLC, a Delaware limited liability company (the “Operating Agreement”), dated April 6, 2012, by and between Micron Technology, Inc., a Delaware corporation, (“Micron”), and Intel Corporation, a Delaware corporation (“Intel”). Each of Micron and Intel may be referred to herein as a “Party” and collectively as the “Parties.” Unless otherwise specified, capitalized terms used in this First Amendment to the Second Amended and Restated Operating Agreement (this “Amendment”) and not defined shall have the respective meanings ascribed to such terms in the Operating Agreement.
The Parties desire to amend the Operating Agreement to move out by one year the dates of the Scheduled Intel Put Option Exercise Period and the Scheduled Micron Call Option Exercise Period. Accordingly, in consideration of the covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:
1.    Amendments to the Operating Agreement.

1.1    The references to “January 1, 2015” and “December 31, 2017” in the first sentence of Section 13.1(A) of the Operating Agreement are hereby replaced with “January 1, 2016” and “December 31, 2018,” respectively, such that the first sentence now reads, in part:

“(A)    If, and only if, Micron has not timely provided to Intel a Micron Call Option Exercise Notice in accordance with Section 13.2(A) and a Change of Control Micron Call Option Exercise Period is not then subsisting, then at any time between and including January 1, 2016 and December 31, 2018 (the “Scheduled Intel Put Option Exercise Period”)…”

1.2    The references to “January 1, 2018” and “December 31, 2020” in the first sentence of Section 13.2(A) of the Operating Agreement are hereby replaced with “January 1, 2019” and “December 31, 2021,” respectively, such that the first sentence now reads, in part:

“(A)    If, and only if, Intel has not timely provided to Micron an Intel Put Option Exercise Notice in accordance with Section 13.1(A) and a Change of Control Intel Put Option Exercise Period is not then subsisting, then at any time between and including January 1, 2019 and December 31, 2021 (the “Scheduled Micron Call Option Exercise Period”)…”

1.3    The reference to January 1, 2021 in the definition of "Distribution Amount" in Appendix A to the Operating Agreement is hereby replaced with January 1, 2022.

1.4    Effect of Amendment. This Amendment, however, shall not constitute a consent with respect to, or modification, amendment or waiver of, the Operating Agreement beyond the terms expressly set forth in Section 1. Except as specifically modified by Section 1, all other provisions of the Operating Agreement remain in full force and effect.

2.    Miscellaneous.

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2.1    Severability. Should any provision of this Amendment be deemed in contradiction with the Applicable Laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Amendment shall remain in full force in all other respects. Should any provision of this Amendment be or become ineffective because of changes in Applicable Law or interpretations thereof, or should this Amendment fail to include a provision that is required as a matter of law, the validity of the other provisions of this Amendment shall not be affected thereby. If such circumstances arise, the Parties shall negotiate in good faith appropriate modifications to this Amendment to reflect those changes that are required by Applicable Law.

2.2    Governing Law and Venue.

(A)    This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

(B)    Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Amendment shall be brought in a state or federal court located in Delaware and each of the Parties hereby consents and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.

2.3    Headings; Interpretation. The headings in this Amendment are provided for convenience of reference only and shall not be deemed to constitute a part hereof. No provision of this Amendment will be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Amendment or such provision.

2.4    Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by a Party of an executed counterpart of this Amendment via facsimile or other electronic method of transmission pursuant to which the signature of such Person can be seen (including Adobe Corporation’s Portable Document Format) will have the same force and effect as the delivery of an original executed counterpart of this Amendment.

2.5    Confidentiality. All information provided, disclosed or obtained in the performance of any of the Parties’ activities under this Amendment shall be subject to all applicable provisions of the Confidentiality Agreement. Furthermore, the terms and conditions of this Amendment shall be considered “Confidential Information” under the Confidentiality Agreement for which each Party is considered a “Receiving Party” under such agreement. To the extent there is a conflict between this Amendment and the Confidentiality Agreement, the terms of this Amendment shall control.

[Remainder of Page Intentionally Left Blank]

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Please confirm that the above correctly reflects our understanding and agreement with respect to the foregoing matters by signing the enclosed copy of this letter and returning such copy to Micron.

Very truly yours,

MICRON TECHNOLOGY, INC.
By:	/s/ D. Mark Durcan
Name: D. Mark Durcan
Title: Chief Executive Officer

Agreed and Accepted:

INTEL CORPORATION
By:	/s/ Robert Crooke
Name: Robert Crooke
Title: SVP

THIS IS THE SIGNATURE PAGE FOR
THE FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
BY AND BETWEEN MICRON TECHNOLOGY, INC.
AND INTEL CORPORATION

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Final Amendment To The Second AR IM Flash Operating Agreement.Docx
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